UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

PHOENIX BIOTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	87-1088814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2201 Broadway, Suite 705, Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

(215) 731-9450

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CERO	NASDAQ Global Market
Warrants, each whole warrant exercisable for one share of Class A common stock	CEROW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 8, 2024, Phoenix Biotech Acquisition Corp., a Delaware corporation (the “Company”), held a special meeting with its stockholders (the “Special Meeting”) at 11:00 a.m. Eastern Time for the purposes of considering and voting upon the proposals below (the “Proposals”). As of the record date of January 17, 2024, there were a total of 6,234,582 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) issued and outstanding and entitled to vote at the Special Meeting. Proxies were received for 5,504,226 shares of common stock, or approximately 88.3% of the shares issued and outstanding and entitled to vote at the Special Meeting, representing a quorum. Capitalized terms used, but not defined herein, shall have the meaning set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 22, 2024.

Proposal 1.	To (a) adopt and approve the Business Combination Agreement, pursuant to which Merger Sub will merge with and into CERo, with CERo surviving the merger as a wholly-owned subsidiary of the Company and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement, and (c) adopt and approve each Ancillary Document (as defined in the Business Combination Agreement) to which the Company is a party and approve all transactions contemplated therein.

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

Proposal 2.	To approve a proposed second amended and restated certificate of incorporation for New CERo (the “Proposed Charter”) and second amended and restated bylaws for New CERo, which will be in effect upon the closing of the Business Combination.

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

Proposal 3.	To approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and PBAX’s amended and restated certificate of incorporation, as amended from time to time, which were presented as seven separate subproposals:

(a) Advisory Charter Proposal A — to change the corporate name of New CERo to “CERo Therapeutics Holdings, Inc.” on and from the time of the Business Combination;

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

(b) Advisory Charter Proposal B — to increase New CERo’s capitalization so that it will have 1,000,000,000 authorized shares of a single class of common stock and 10,000,000 authorized shares of preferred stock;

FOR	ABSTAIN	AGAINST
5,493,666	10,600	0

(c) Advisory Charter Proposal C — to create a classified board of directors consisting of three classes, Class I, Class II and Class III, with members of each class elected for three-year terms expiring in sequential years;

FOR	ABSTAIN	AGAINST
5,493,666	10,600	0

(d) Advisory Charter Proposal D — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of New CERo’s then-outstanding shares of capital stock entitled to vote on such amendment and of each class entitled to vote thereon as a class;

FOR	ABSTAIN	AGAINST
5,493,666	10,600	0

(e) Advisory Charter Proposal E — to make New CERo’s corporate existence perpetual instead of requiring PBAX to be dissolved and liquidated by April 8, 2024 (or such later date as may be approved by PBAX’s stockholders), and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

(f) Advisory Charter Proposal F — to remove the provision that allows stockholders to act by written consent as opposed to holding a stockholders meeting.

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

Proposal 4.	To approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of Class A common stock to CERo shareholders pursuant to the Business Combination Agreement, including the potential issuance of an additional 1,200,000 earnout shares of Class A common stock.

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

Proposal 5.	To approve the appointment of five directors who, upon consummation of the Business Combination, will become directors of New CERo.

(1) Michael Byrnes

FOR	ABSTAIN	AGAINST
5,504,254	12	0

(2) Brian Atwood

FOR	ABSTAIN	AGAINST
5,504,254	12	0

(3) Kathleen LaPorte

FOR	ABSTAIN	AGAINST
5,504,266	0	0

(4) Daniel Corey

FOR	ABSTAIN	AGAINST
5,504,254	12	0

(5) Chris Ehrlich

FOR	ABSTAIN	AGAINST
5,504,254	12	0

Proposal 6.	To approve the 2024 Equity Incentive Plan, which will become effective as of and contingent on the consummation of the Business Combination.

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

Proposal 7.	To approve the 2024 Employee Stock Purchase Plan, which will become effective as of and contingent on the consummation of the Business Combination.

FOR	ABSTAIN	AGAINST
5,493,678	10,588	0

Proposal 8.	To approve a proposal to adjourn the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the Company’s board of directors or the officer presiding over the special meeting, for the Company to consummate the Business Combination.

FOR	ABSTAIN	AGAINST
5,493,666	10,600	0

Proposal 8 was not presented to the stockholders because the foregoing resolutions to approve the consummation of the Business Combination were approved.

Item 8.01. Other Events.

In connection with the Special Meeting, holders of 671,285 shares of the Class A common stock exercised redemption rights and will be paid an aggregate of $7,456,463.30 (or $11.11 per redeemed share).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX BIOTECH ACQUISITION CORP.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Chief Executive Officer

Dated: February 12, 2024

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